EXHIBIT 10.1

Placement Agency Agreement

January [•], 2025

Virpax Pharmaceuticals, Inc.

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

Attention: Chief Executive Officer

Ladies and Gentlemen:

This letter (the “Agreement”) constitutes the agreement between Spartan Capital Securities, LLC (the “Placement Agent”) and Virpax Pharmaceuticals, Inc., a Delaware corporation (the “Company”), that the Placement Agent shall serve as the exclusive placement agent for the Company, on a reasonable “best efforts” basis, in connection with the proposed offering (the “Placement”) of [•] shares (the “Shares”) of common stock of the Company, par value $0.00001 per share (the “Common Stock”), and/or pre-funded warrants to purchase Shares (the “Pre-Funded Warrants” and together with the Shares, the “Securities”). The Securities actually placed by the Placement Agent are referred to herein as the “Placement Securities”. The Shares, Pre-Funded Warrants, and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants will be offered and sold under the Company’s registration statement on Form S-1 (File No. 333-284089).

The terms of the Placement are to be mutually agreed upon by the Company and purchasers (each, a “Purchaser” and collectively, the “Purchasers”) signatories to securities purchase agreements (each, a “Purchase Agreement” and collectively, the “Purchase Agreements”) and nothing herein confers upon the Placement Agent the power or authority to bind the Company or any Purchaser, or constitutes an obligation for the Company to issue any Placement Securities or complete the Placement. The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Placement Securities and does not ensure the successful placement of the Placement Securities, or any portion thereof, or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected dealers on its behalf in connection with the Placement, subject to the approval of the Company, which shall not be unreasonably withheld. Certain affiliates of the Placement Agent may participate in the Placement by purchasing some of the Placement Securities. The sale of Placement Securities to any Purchaser will be evidenced by a Purchase Agreement between the Company and such Purchaser in a form reasonably acceptable to the Company and the Purchaser.

Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND COVENANTS OF THE COMPANY.

(a) Representations and Warranties of the Company. With respect to the Placement Securities, each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement, is hereby incorporated herein by reference into this Agreement (as though fully stated herein) and is, as of the date of this Agreement and as of the date of closing of the Placement (the “Closing Date”), hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that there are no affiliations with any firm member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) participating in the Placement among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5.0%) or greater securityholder of the Company.

(b) Covenants of the Company. The Company covenants and agrees to continue to retain (i) an independent public accounting firm registered with the Public Company Accounting Oversight Board (“PCAOB”) for a period of at least three (3) years after the Closing Date and (ii) a competent transfer agent with respect to the Placement Securities for a period of three (3) years after the Closing Date. In addition, from the date hereof until thirty (30) days after the Closing Date, subject to certain exceptions provided for in the Purchase Agreement, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, except that such restriction shall not apply with respect to an Exempt Issuance (as defined in the Purchase Agreement). In addition, from the date hereof until thirty (30) days after the Closing Date, neither the Company nor any Subsidiary shall effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement).

SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA (ii) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the securities laws of each state in which an offer or sale of Placement Securities is made (unless such offer and sale is exempt from the securities laws of any of such states), (iii) is a corporate body validly existing under the laws of its place of incorporation, and (iv) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to clauses (i) through (iv) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and with applicable law.

SECTION 3. COMPENSATION. As consideration for the services provided by the Placement Agent hereunder, the Company shall pay to the Placement Agent a cash fee of 2.5% of the aggregate gross proceeds raised from the sale of the Placement Securities (the “Cash Fee”).

SECTION 4. EXPENSES. The Company agrees to pay all fees, disbursements and expenses in connection with the Offering, including, without limitation, the following: (a) all filing fees and communication expenses relating to the registration with the Commission of the securities to be sold in the Placement; (b) all communication and filing fees relating to the required review of the Offering by FINRA; (c) all fees and expenses of registering or qualifying the Placement under the securities or “blue sky” laws of such states or other jurisdictions as may be necessary and specified by the Placement Agent; (d) the Company’s legal and accounting fees and disbursements; (e) roadshow expenses, including the cost of the use of any third-party electronic road show service (such as Net Roadshow); (f) the cost of background checks of the Company’s directors and executive officers; (g) the costs of preparing, printing, mailing and delivering the registration statement, one or more, if applicable, preliminary prospectuses and final prospectus contained therein and any pre-effective and post-effective amendments and supplements thereto, any other offering materials, the Placement Agency Agreement and related documents (all in such quantities as the Placement Agent may reasonably require); (h) preparing and printing stock certificates and warrant certificates; (i) the costs of any “due diligence” meetings; (j) the preparation of leather bound volumes and Lucite cube mementos in such quantities as the Placement Agent may reasonably request; (k) any applicable transfer taxes; (l) the fees of the Company’s transfer agent and registrar and of any warrant agent; (m) the fees and disbursements of counsel to the Placement Agent; provided, however, that the Company shall not be responsible accountable expenses of Spartan hereunder in excess of $125,000. In addition, the Company agrees to pay to the Placement Agent closing costs, which shall also include the reimbursement of the out-of-pocket cost of the escrow agent or clearing agent, as applicable, which closing costs shall not exceed $20,000. The Company also agrees to pay to the Placement Agent, at the closing of the Placement, a non-accountable expense allowance in the amount of 1% of the gross proceeds of the Placement. Notwithstanding the foregoing, nothing in this section shall in any way impair or limit the indemnification or contribution provisions of this Agreement.

SECTION 5. CLEAR MARKET; LOCK-UP.

(a) The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Placement Agent, it will not, for a period of 180 days after the Closing Date (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

(b) Schedule I hereto contains a complete and accurate list of the Company’s directors, officers and holders of 5% or more of the issued and outstanding shares of common stock of the Company (collectively, the “Lock-Up Parties”). The Company has requested that each of the Lock-Up Parties deliver to the Placement Agent an executed Lock-Up Agreement substantially in the form of Exhibit A hereto (each, a “Lock-Up Agreement”), on or prior to the date of this Agreement. The Placement Agent may, in its sole discretion, agree to waive and release any director or officer of the Company from the restrictions of the Lock-Up Agreement to which one or more of them is party and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three (3) Business Days before the effective date of the release or waiver. In such case, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

SECTION 6. INDEMNIFICATION.

(a) To the extent permitted by law, with respect to the Placement Securities, the Company shall indemnify the Placement Agent and its affiliates, stockholders, directors, officers, employees, members and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including reasonable actual and documented fees and expenses of counsel), caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Incorporated Document, or any Prospectus or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Incorporated Documents). Notwithstanding anything set forth herein to the contrary, the Company agrees to indemnify the Placement Agent, to the fullest extent set forth in this Section 6, against any and all claims asserted by any or person or entity alleging that the Placement Agent was not permitted or entitled to act as a placement agent herein, or that the Company was not permitted to hire or retain the Placement Agent herein, including but not limited to any claims arising out of any purported right of first refusal another person or entity claims to have to act as a placement agent or any similar role with respect to the Company or its securities.

(b) Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will immediately notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure or delay of notification to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses or materially adversely impacts the Company. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ its own counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to fees of local counsel. The Company will have the right to settle the claim or proceeding, provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld. The Company will not be liable for settlement of any action effected without its written consent, which may not be unreasonably withheld, conditioned or delayed.

(c) The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

(d) If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under this Agreement (excluding any amounts received as reimbursement of expenses incurred by the Placement Agent).

(e) The provisions of this Section 6 will remain in full force and effect, survive the expiration or termination of this Agreement, and be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement, whether or not the transaction contemplated by this Agreement is completed.

SECTION 7. TERM; TERMINATION. The term of this Agreement shall commence on the date hereof and end on the earliest of the following: (a) the Closing Date or (b) the date on which this Agreement is terminated by the Placement Agent or the Company pursuant to the terms hereof (the earliest of such date being the “Termination Date”), unless otherwise extended by the parties in writing. The Placement Agent may terminate this Agreement if it reasonably determines that it is unsatisfied with the results of its due diligence investigation, notwithstanding its best efforts to complete the Placement. The Company may terminate this Agreement for cause (which shall mean a material breach by the Placement Agent of this Agreement or a material failure by the Placement Agent to provide the services as contemplated by this Agreement) pursuant to and within the meaning of FINRA Rule 5110(g)(5)(B). Notwithstanding anything to the contrary contained in this Agreement, in the event that the Placement shall not be carried out for any reason whatsoever during the Term, the Company shall be obligated to pay to the Placement Agent its actual and accountable out-of-pocket expenses related to the Placement (including the fees and disbursements of the Placement Agents’ legal counsel), up to a maximum of $30,000.

SECTION 8. CONFIDENTIALITY. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent. The Placement Agent may not use any confidential information concerning the Company provided by the Company for any purposes other than those contemplated under this Agreement.

SECTION 9. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 10. CONDITIONS TO CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Placement Securities hereunder are subject to the accuracy, as of the date hereof and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreements, to the performance by the Company of its obligations hereunder and in the Purchase Agreements, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

(a) All corporate proceedings and other legal matters incident to the authorization, execution, delivery and validity of each of this Agreement, the Placement Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Placement Securities shall have been completed or resolved in a manner reasonably satisfactory in all material respects to the Placement Agent.

(b) The Placement Agent shall have received from outside legal counsel to the Company such counsel’s written opinion and negative assurance letter with respect to the Placement Securities and other matters, addressed to the Placement Agent and dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

(c) The Placement Agent shall have received customary certificates of the Company’s executive officers (the “Officer’s Certificate”) as to the accuracy of the representations and warranties contained in the Purchase Agreement and ither matters as the Placement Agent may reasonable request, and a certificate of the Company’s secretary (the “Secretary’s Certificate”) certifying (i) that the Company’s organizational documents are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Placement are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company. Each of the Officer’s Certificate and Secretary’s Certificate must be dated as of the Closing Date, and all documents referenced in the Secretary’s Certificate shall be attached thereto.

(d) The Common Stock shall have been registered under the Exchange Act and shares of Common Stock shall have been listed, admitted and authorized for trading on the Trading Market or other applicable U.S. national exchange as of the Closing Date, and the Placement Agent has received reasonably satisfactory evidence of such actions. The Company shall not have taken any action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting, or suspending from trading, of shares of the Common Stock from the Trading Market or other applicable U.S. national exchange. The Company shall not have received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.

(e) No action or proceeding before a court of competent jurisdiction shall have been taken, and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body that would, as of the Closing Date, prevent the issuance or sale of the Placement Securities or materially and adversely affect the business or operations of the Company. No injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance or sale of the Placement Securities or materially and adversely affect the business or operations of the Company.

(f) The Company shall have entered into Purchase Agreements with certain of the Purchasers of the Placement Securities, and such agreements shall be in full force and effect.

(g) FINRA shall have raised no objections to the fairness and reasonableness of the terms and arrangements of this Agreement.

(h) The Placement Agent shall have received an executed Lock-Up Agreement from each of the Lock-Up Parties on or prior to the date hereof.

(i) On or before the Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require to enable them to pass upon the issuance and sale of the Placement Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties of the Company, or the satisfaction of any of the conditions or agreements, herein contained.

(j) On the date hereof, the Placement Agent shall have received, and the Company shall have caused to be delivered to the Placement Agent, a letter from Bush & Associates CPA LLC, the independent registered public accounting firm of the Company (the “Auditor”), addressed to the Placement Agent, dated the date hereof, in form and substance satisfactory to the Placement Agent. The letter shall not disclose any change in the condition (financial or other), earnings, operations or business of the Company, which, in the Placement Agent’s sole judgment, is material and adverse and that makes it, in the Placement Agent’s sole judgment, impracticable or inadvisable to proceed with the Placement of the Securities.

(k) On the Closing Date, the Placement Agent shall have received from the Auditor a letter, dated as of the Closing Date, to the effect that the Auditor reaffirms the statements made in the letter delivered pursuant to Section 10(j) hereof.

(l) The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the Placement, including this Agreement as an exhibit thereto.

(m) Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

If any of the conditions specified in this Section 10 have not been fulfilled when and as required by this Agreement, the Placement Agent may terminate this Agreement at any time on or prior to the Closing Date by giving oral or written notice to the Company. Any such oral notice must be promptly confirmed in writing.

SECTION 11. GOVERNING LAW; JURISDICTION. This Agreement will be governed by, and construed in accordance with, the law of the State of New York. This Agreement may not be assigned by either party without the prior written consent of the other party. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought in the courts of the State of New York sitting in the County and City of New York or in the U.S. District Court for the Southern District of New York. By execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each party hereto irrevocably waives personal service of process, consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement, and acknowledges that such service will constitute good and sufficient service of process and notice thereof. If either party commences an action or proceeding to enforce any provisions of this Agreement, then the non-prevailing party in such action or proceeding shall reimburse the prevailing party for its attorney’s fees and other costs and expenses incurred in connection with such action or proceeding.

SECTION 12. GENERAL PROVISIONS.

(a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. If any section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(b) Beneficiaries. This Agreement is binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns

(c) Amendments and Waivers. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Placement Agent and the Company.

(d) Survival of Representations, Warranties and Covenants. The representations, warranties, agreements and covenants contained herein shall survive the Closing Date of the Placement and delivery of the Placement Securities.

(e) Execution in Counterparts. This Agreement may be executed in two or more counterparts, all of which, when taken together, will be considered one and the same agreement. This Agreement will become effective when each party hereto has received a counterpart hereof signed by the other party. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 13. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and will be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. Such notices and communications shall be delivered as follows:

if to the Placement Agent, to:

Spartan Capital Securities, LLC

45 Broadway, 19th Floor

New York, NY 10006

Attention: Stephen Faucetta

Email: sfaucetta@spartancapital.com

with a copy (which shall not constitute notice) to:

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Attention: Scott E. Linsky, Esq.

Email: slinsky@lucbro.com

and if to the Company, to:

Virpax Pharmaceuticals, Inc.

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

Attention: Jatinder Dhaliwal, Chief Executive Officer

Email: jdhaliwal@virpaxpharma.com

with a copy (which shall not constitute notice) to:

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Attention: Ross D. Carmel, Esq.

Email: rcarmel@srfc.law

SECTION 14. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent may, on and after the Closing Date, reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

[The remainder of this page has been intentionally left blank.]

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

SPARTAN CAPITAL SECURITIES, LLC

By:
Name:
Title:

[Signature Page to the Placement Agency Agreement]

Accepted and agreed to as of the date first written above:

VIRPAX PHARMACEUTICALS, INC.

By:
Jatinder Dhaliwal
Chief Executive Officer

[Signature Page to the Placement Agency Agreement]

SCHEDULE I

Lock-Up Parties

●	Jatinder Dhaliwal

●	Judy Su

●	Katharyn Field

●	Sheila Mathias

●	Esha Randhawa

●	Jaydriane Panis

●	Usama Chaudhry

EXHIBIT A

Form of Lock-Up Agreement

_____, 2025

Spartan Capital Securities, LLC

45 Broadway, 19th Floor

New York, NY 10006

Ladies and Gentlemen:

The undersigned understands Spartan Capital Securities, LLC (the “Placement Agent”), proposes to enter into a placement agency agreement (the “Placement Agency Agreement”) with Virpax Pharmaceuticals, Inc., a company incorporated under the law of the State of Delaware (the “Company”), providing for the public offering (the “Offering”) of shares of common stock (the “Common Stock”), par value $0.00001 per share, of the Company and/or pre-funded warrants issued by the Company exercisable for shares of Common Stock (“Pre-Funded Warrants”).

To induce the Placement Agent to continue its efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Placement Agent, the undersigned will not, during the period commencing on the date hereof and ending ninety (90) days after the effective date of the registration statement filed by the Company with the U.S. Securities and Exchange Commission relating to the Offering, (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Placement Agent in connection with

(a)       transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Offering; provided that no filing under Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions;

(b)       transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin);

(c)       transfers of Lock-Up Securities to a charity or educational institution;

(d)       if the undersigned is a corporation, partnership, limited liability company or other business entity, (i) any transfers of Lock-Up Securities to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (ii) distributions of Lock-Up Securities to members, partners, stockholders, subsidiaries or affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned;

(e)       if the undersigned is a trust, to a trustee or beneficiary of the trust; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) (d) or (e), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Placement Agent a lock-up agreement substantially in the form of this agreement and (iii) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period;

(f)       the receipt by the undersigned from the Company of shares of Common Stock upon the vesting of restricted stock awards or stock units or upon the exercise of options to purchase the Company’s shares of Common Stock issued under an equity incentive plan of the Company or an employment arrangement described in the Pricing Prospectus (as defined in the Placement Agency Agreement) (the “Plan Shares”) or the transfer or withholding of shares of Common Stock or any securities convertible into shares of Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, provided that if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further, that the Plan Shares shall be subject to the terms of this agreement;

(g)       the transfer of Lock-Up Securities pursuant to agreements described in the Pricing Prospectus under which the Company has the option to repurchase such securities or a right of first refusal with respect to the transfer of such securities, provided that if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such schedule or report describing the purpose of the transaction;

(h)       the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such public announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period;

(i)       the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver an agreement substantially in the form of this agreement for the balance of the Lock-Up Period, and provided further, that any filing under Section 13 or Section 16(a) of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law; and

(j)       the transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of shares of Common Stock involving a change of control (as defined below) of the Company after the closing of the Public Offering and approved by the Company’s board of directors; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this agreement. “Change of control” means the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” or “group” of persons (as defined in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d- 5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” securities that the undersigned may purchase in the Offering; (ii) the Placement Agent agrees that, at least three (3) Business Days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Placement Agent will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Placement Agency Agreement to announce the impending release or waiver by press release through a major news service at least two (2) Business Days before the effective date of the release or waiver. Any release or waiver granted by the Placement Agent hereunder to any such officer or director shall only be effective two (2) Business Days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

The undersigned understands that the Company and the Placement Agent are relying upon this lock-up agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Placement Agency Agreement is not executed by _________, 2025 or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock or Pre-Funded Warrants to be sold in the Offering, then this lock-up agreement shall be void and of no further force or effect.

Very truly yours,

(Name - Please Print)

(Signature)

(Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

EXHIBIT B

Form of Clear Market Release and Waiver

[●], 202[●]

Virpax Pharmaceuticals, Inc.

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

Attention: Chief Executive Officer

Re: Clear Market Release and Waiver

Ladies and Gentlemen:

Pursuant to Section 5(b) of the Placement Agency Agreement, dated [●], 2024 (the ”Placement Agency Agreement”), between Virpax Pharmaceuticals, Inc., a company incorporated under the law of the State of Delaware (the ”Company”), and Spartan Capital Securities, LLC (the ”Placement Agent”), the Placement Agent hereby agrees to release and waive the restrictions in Section 5(b) of the Placement Agency Agreement to allow the Company to sell up to [●] shares of its common stock [solely from and including [●] to and including [●]].

SPARTAN CAPITAL SECURITIES, LLC

By:
Name:
Title:

B-1

EXHIBIT C

Form of Press Release

Virpax Pharmaceuticals, Inc.

[Date]

Virpax Pharmaceuticals, Inc. (the “Company”) announced today that Spartan Capital Securities, LLC, acting as the exclusive placement agent in the Company’s recent public offering of _______ shares of the Company’s common stock, is [waiving] [releasing] a lock-up restriction with respect to _________ shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on _________, 20___, and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

C-1